[National City Mortgage Co. Logo]
National City Mortgage Co.
A Subsidiary of National City Bank of Indiana
3232 Newmark Drive Miamisburg, Ohio 45342
Telephone: (937) 910-1200
Mailing Address:
P.0. Box 1820
Dayton, Ohio 45401-1820
Management's Assertion on Compliance with Regulation AB Criteria
National City Mortgage Co. (the "Asserting Party") is responsible for assessing compliance, as of and for the year ended December
31, 2007 (the "Reporting Period"), with the servicing criteria set forth in Item 1122(d) of Regulation AB, excluding the criteria set forth in item 1122(d)(1)(iii), 1122(d)(3)(i)(C) and 1122(d)(4)(ii)(xv) which the Asserting Party has concluded are not applicable to the activities it performs, either directly or through its Vendors, with respect to the residential mortgage-backed securities transactions covered by this report (such criteria, the "Applicable Servicing Criteria"). The transactions covered by this report include all residential mortgage-backed securities that were completed on or after January 1, 2006 that were registered with the Securities and
Exchange Commission pursuant to the Securities Act of 1933 (the "Platform"), as listed on Appendix A.
The Asserting Party has engaged certain vendors ("Vendors") to perform specific, limited or scripted activities as of and for the year ended December 31, 2007. The Asserting Party has policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with the servicing criteria applicable to each Vendor. The Asserting Party is responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the Vendors and related criteria. The
Asserting Party elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors for servicing criteria 1122(d)(4)(xi) and 1122(d)(4)(xii).
The Asserting Party has obtained an assertion of management and accompanying 1122 attestation report from the Vendor performing servicing criteria 1122(d)(2)(i) and 1122(d)(4)(iv).
The Asserting Party has assessed compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that it has complied, in all material respects, with the Applicable Servicing Criteria during the Reporting Period with respect to the Platform taken as a whole.
Ernst & Young LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on the Asserting
Party's assessment of compliance with the Applicable Servicing Criteria as of and for the Reporting Period as set forth in this assertion.
National City Mortgage Co., as Servicer
By: /s/ Philip D Cunningham III
Name: Philip D Cunningham III
Title: Executive Vice President
Date: February 28, 2008
Appendix A
(pg. 1/4)
ARMT 2006-2 GSAA 2006-14 MLMI 2006-A3
BAFC 2006-1 GSAA 2006-16 MLMI 2006-A4
BAFC 2006-2 GSAA 2006-20 MLMI 2006-F1
BAFC 2006-3 GSAA 2006-3 MSM 2007-14AR
BAFC 2006-4 GSAA 2006-5 MSM 2007-15AR
BAFC 2006-5 GSAA 2006-9 MSM 2007-7AX
BAFC 2006-A GSAA 2007-4 PRIME 2006-1
BAFC 2006-I GSAA 2007-5 PRIME 2006-CL1
BAFC 2007-1 GSAA 2007-6 RALI 2006-QA11
BAFC 2007-2 GSAA 2007-8 RALI 2006-QA4
BAFC 2007-3 GSR 2006-8F RALI 2006-QA5
BAFC 2007-7 GSR 2006-9F RALI 2006-QS1
BAFC 2007-A GSR 2006-AR1 RALI 2006-QS10
BAFC 2007-C GSR 2006-AR2 RALI 2006-QS11
BAFC 2007-C GSR 2007-2F RALI 2006-QS12
Bayview 2006-C GSR 2007-3F RALI 2006-QS13
BSAAT 2007-1 GSR 2007-4F RALI 2006-QS16
BSABS 2006-AC3 GSR 2007-5F RALI 2006-QS17
BSABS 2006-AC5 GSR 2007-AR1 RALI 2006-QS18
BSABS 2007-SD3 HARBORVIEW 2007-7 RALI 2006-QS2
BSABS 2007-SD4 JPALT 2006-S4 RALI 2006-QS3
BSSP 2007-R6 JPALT 2007-A2 RALI 2006-QS4
CMLTI 2006-4 JPALT 2007-S1 RALI 2006-QS5
CMLTI 2006-AR3 JPMMT 2006-S1 RALI 2006-QS6
CMLTI 2006-AR5 JPMMT 2006-S3 RALI 2006-QS7
CSMC 2006-3 JPMMT 2006-S4 RALI 2006-QS8
CSMC 2007-1 JPMMT 2007-S1 RAMP 2006-RS5
CSMC 2007-2 JPMMT 2007-S3 RAMP 2006-RZ3
CSMC 2007-6 LMT 2006-6 RESI 2006-B
DBALT 2006-AB2 LMT 2006-7 RFMSI 2006-S10
DBALT 2006-AB4 LUMINENT 2006-4 RFMSI 2006-S11
DBALT 2006-AF1 LUMINENT 2006-7 RFMSI 2006-S12
DBALT 2006-AR1 LUMINENT 2007-2 SAMI 2006-AR3
DBALT 2006-AR5 LXS 2006-20 WMLT 2006-A
DBALT 2007-1 MALT 2007-1 WMLT 2006-ALT1
DBALT 2007-2 MANA 2007-A2 MLMBS 2007-1
DBALT 2007-AB1 MASTR 2006-1 LMT 2007-5
GSAA 2006-11 MASTR 2006-3 LMT 2007-10
GSAA 2006-12 MASTR 2007-1 BAFC 2007-4

Appendix A
(pg. 2/4)
ARMT 2004-1 GSR 2005-AR4 MASTR 2004-10
ARMT 2004-2 GSR 2005-AR5 MASTR 2004-11
ARMT 2004-4 GSR 2005-AR7 MASTR 2004-3
ARMT 2004-5 HANOVER CAPITAL 736 MASTR 2004-4
ARMT 2005-10 HARBORVIEW 2003-1 MASTR 2004-5
ARMT 2005-3 HARBORVIEW 2005-14 MASTR 2004-6
ARMT 2005-4 JP MORGAN 446 MASTR 2004-9
ARMT 2005-7 JPMMT 2004-A2 MASTR 2005-1
ARMT 2005-8 JPMMT 2004-A3 MASTR SEASONED 2003-1
ARMT 2005-9 JPMMT 2004-A5 MLMI 2003-A4
BAFC 2004-2 JPMMT 2004-S2 MLMI 2003-A5
BAFC 2004-2 JPMMT 2005-S2 MLMI 2003-A6
BAFC 2004-5 JPMMT 2005-S3 MLMI 2004-A1
BAFC 2004-B MABS 2005-AB1 MLMI 2004-A2
BAFC 2005-1 MALT 2002-1 MLMI 2005-A1
BAFC 2005-2 MALT 2002-2 MLMI 2005-A4
BAFC 2005-3 MALT 2002-3 MLMI 2005-A7
BAFC 2005-4 MALT 2003-1 MLMI SERIES 2002-A3
BAFC 2005-5 MALT 2003-2 MLMI SERIES 2003-A1
BAFC 2005-6 MALT 2003-3 MLMI SERIES 2003-A2
BAFC 2005-8 MALT 2003-4 MLMI SERIES 2003-A3
BAFC 2005-B MALT 2003-5 MS 2004-1
BAFC 2005-E MALT 2003-6 MS 2004-10AR
BART 2003-5 MALT 2003-7 MS 2004-11AR
BART 2004-2 MALT 2003-8 MS 2004-3
BART 2004-6 MALT 2003-9 MS 2004-4
BART 2004-7 MALT 2004-1 MS 2004-5AR
BART 2005-4 MALT 2004-10 MS 2004-6AR
BSABS 2002-AC1 MALT 2004-11 MS 2004-7AR
BSABS 2002-AC2 MALT 2004-12 MS 2004-8AR
BSABS 2003-AC4 MALT 2004-13 MS 2004-9
BSABS 2004-AC1 MALT 2004-2 MS 2004-9AR
BSABS 2004-AC2 MALT 2004-3 MS 2005-5AR
BSABS2001-AC3 MALT 2004-4 MS 2005-6AR
BSALTA 2004-6 MALT 2004-5 MSM 2004-1
BSALTA 2005-4 MALT 2004-6 MSM 2004-10AR
BSALTA 2005-5 MALT 2004-7 MSM 2004-11AR
BSALTA 2005-6 MALT 2004-8 MSM 2004-3
BSALTA 2005-9 MALT 2004-9 MSM 2004-4
BSARM 2005-7 MALT 2005-1 MSM 2004-5AR
BSRT 2003-5 MALT 2005-2 MSM 2004-6AR
BSRT 2004-2 MALT 2005-3 MSM 2004-7AR
BSRT 2004-6 MALT 2005-4 MSM 2004-8AR
BSRT 2004-7 MALT 2005-5 MSM 2004-9
Appendix A
(pg. 3/4)
BSRT 2005-4 MARM 2002-3 MSM 2005-5AR
BSRT 2005-6 MARM 2003-7 MSM 2005-6AR
BSRT 2005-7 MARM 2004-10 MSM 2005-9AR
CMLT 2003-1 MARM 2004-11 MSST 2003-1
CMLT 2004-1 MARM 2004-12 MSST 2004-1
CMLT 2004-2 MARM 2004-14 MSST 2005-1
CMLT 2004-HE1 MARM 2004-15 MSST 2005-2
CMLT 2004-HY2 MARM 2004-6 MSSTR 2004-1
CMLT 2004-HY3 MARM 2004-7 MSSTR 2005-1
CMLTI 2004-HYB1 MARM 2004-8 MSSTR 2005-2
CMLTI 2004-HYB2 MARM 2004-9 NAAC 2004-R3
CSFB 2003-21 MARM 2005-1 NASCOR 786
CSFB 2003-23 MARM 2005-2 PNC BANK, NA 856
CSFB 2004-5 MARM 2005-3 PRIME 2003-3
CSFB 2004-6 MARM 2005-6 PRIME 2004-1
CSFB 2004-7 MARM 2005-8 PRIME 2004-CL1
CSFB 2004-AR2 MAST 2002-7 PRIME 2005-1
CSFB 2004-AR3 MAST 2002-8 PRIME 2005-2
CSFB 2004-AR4 MAST 2003-1 PRIME 2005-5
CSFB 2004-AR5 MAST 2003-10 PRM 2003-3
CSFB 2004-AR8 MAST 2003-11 PRM 2004-1
CSFB 2005-10 MAST 2003-12 PRM 2004-CL1
CSFB 2005-3 MAST 2003-2 PRM 2005-1
CSFB 2005-4 MAST 2003-3 PRM 2005-2
CSFB 2005-5 MAST 2003-4 PRM 2005-5
CSFB 2005-6 MAST 2003-5 RBSGC 2005-A
CSFB 2005-7 MAST 2003-6 SBMS 2003-HYB1
DB STRUCTURED 811 MAST 2003-7 SBMS03HYB1
DBALT 2003-1 MAST 2003-8 SEQ 2005-2
DBALT 2003-3 MAST 2003-9 SEQ 2005-3
DBALT 2005-1 MAST 2004-1 SEQUOIA 2005-2
DBALT 2005-2 MAST 2004-10 SEQUOIA 2005-3
DBALT 2005-3 MAST 2004-11 THRN 2002-4
DBALT 2005-4 MAST 2004-3 TMST 2001-1
DBALT 2005-5 MAST 2004-4 TMST 2002-4
DBALT 2005-6 MAST 2004-5 WELLS FARGO 101
DBALT 2005-AR1 MAST 2004-6 WELLS FARGO 569
DMSI 2003-1 MAST 2004-9 WELLS FARGO BANK N.A. 417
DMSI 2004-1 MAST 2005-1 WELLS FARGO BANK N.A. 418
DMSI 2004-2 MASTR 2001-3 WELLS FARGO BANK NA 227
DMSI 2004-4 MASTR 2002-2 WFMBS 2003-6
FHLB 4138A SHARED 945 MASTR 2002-7 WFMBS 2003-9
FHLB 4138S SHARED 918 MASTR 2002-8 WMALT 2005-B
FHLB PITTSBURG 4138 CV 426 MASTR 2003-1 WMLT 2005-B
FHLB PITTSBURG 4138D GV 420 MASTR 2003-10 WMLT 2007-A
Appendix A
(pg. 4/4)
FHLB PITTSBURG 4138N CV 419 MASTR 2003-11
GSAA 2004-7 MASTR 2003-12
GSAA 2005-15 MASTR 2003-2
GSAA 2005-6 MASTR 2003-3
GSAA 2005-7 MASTR 2003-4
GSAA 2005-9 MASTR 2003-5
GSR 2004-12 MASTR 2003-6
GSR 2004-14 MASTR 2003-7
GSR 2005-AR1 MASTR 2003-8
GSR 2005-AR2 MASTR 2003-9
GSR 2005-AR3 MASTR 2004-1